EXHIBIT 99.1
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NEWS RELEASE
                                                          CORPORATE HEADQUARTERS
                                                          6407-B NE 117th Avenue
                                                         Vancouver, WA 98662 USA
                                            Tel. +360-253-2346 Fax +360-253-4830
                                                                    www.WPEC.com


                                  WESTERN SIGNS
                              CONSULTING AGREEMENT

     Vancouver, Washington--July 26, 2006--Western Power & Equipment Corp. (OTCBB: WPEC), a dealer of construction and industrial equipment, today announced that it has signed a consulting agreement with Aries Equity Corp. for advice on a range of corporate, financial, and associated matters. Aries Equity Corp. will assist the Company in evaluating various alternatives for the Company in establishing appropriate financial, strategic, and institutional relationships. Under the terms of the contract, Aries Equity Corp. will receive restricted shares of the Company as compensation. The contract is for a period of one year.

About Western Power & Equipment Corp.

     Western Power & Equipment Corp. sells, leases, rents, and services construction and industrial equipment for Case Corporation and over 30 other manufacturers. The company currently operates 11 facilities in Washington, Oregon, Nevada, California, and Alaska. Western is publicly traded on the NASDAQ Over The Counter Bulletin Board (OTCBB). For more information, please contact the company at 6407-B N.E. 117th Avenue, Vancouver, WA 98662; telephone, 360-253-2346; fax, 360-253-4830; email: webmaster@westernpower.com; or visit the company's web site http://www.wpec.com.


Cautionary Note Regarding Forward-Looking Statements

Information contained herein relating to projected revenues, growth, income, potential costs savings, and future results and events constitute forward-looking statements. Actual results may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuation in the construction and industrial sectors and general economic cycles; the success of the Company's entry into new markets; the success of the Company's operation of the acquired business; industry conditions and competitors; competitive pricing; the Company's relationship with suppliers; relations with the Company's employees; the Company's ability to manage its operating costs and to integrate the acquired businesses in an effective manner; the continued availability of financing; governmental regulations and environmental matters; and risks associated with regional, national, and world economies. Any forward-looking statements should be considered in light of these factors.

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PRESS, SHAREHOLDER, AND INVESTOR INQUIRIES:
Mark J. Wright
Vice President of Finance & Chief Financial Officer
Western Power & Equipment Corp.
Tel: (360) 253-2346